Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com
PRESS RELEASE

Penson Reports Advanced Strategic Discussions and 1Q12 Results

DALLAS, TX, May 15, 2012 — Penson Worldwide, Inc. (NASDAQ: PNSN) reported today that it is actively engaged in advanced discussions regarding strategic transactions and will provide further information when appropriate. The Company also reported results from continuing operations for the first quarter ended March 31, 2012 and the filing of its related Form 10-Q.

Penson noted that it has not reached a final agreement with its note holders to exchange their notes for new securities under the proposed exchange offer previously announced, but is continuing with its efforts to restructure its balance sheet. Meanwhile, Penson announced that it made its scheduled interest payment today of $12.5 million on its 12.5% Senior Secured Second Lien Notes due 2017.

1Q12 Results from Continuing Operations

Continuing operations include the Company’s US subsidiary, Penson Financial Services, Inc. (PFSI), including its Penson Futures division, and Nexa Technologies, Inc. The Company’s Canadian subsidiary, Penson Financial Services Canada Inc., and UK subsidiary, Penson Financial Services Ltd, are treated as discontinued operations and are excluded.

•

Net revenues were $29.3 million, which included in “other revenue” a non-cash $8.8 million write-down of Retama Development Corporation (RDC) related assets. As previously announced, subsequent to the quarter Penson sold substantially all of its RDC related assets. The Company recorded a write-down to fair value of $8.8 million as of March 31, 2012 in respect of these assets and will record a further write-down of $6.3 million that will be reflected in the second quarter of 2012 in respect of the sale. Excluding the first quarter write-down, net revenues from continuing operations were $38.1 million as compared to $42.7 million for the fourth quarter ended December 31, 2011 (4Q11).

•

Expenses were $72.3 million, which included $7.9 million in non-recurring items, primarily related to Penson’s strategic initiatives. Excluding non-recurring items from both periods, expenses from continuing operations were $64.4 million as compared to $66.1 million in 4Q11, reflecting progress with the Company’s cost savings plan.

•

Pre-tax operating loss was $43.0 million. Excluding the above mentioned write-down and non-recurring expense items from both periods, pre-tax operating loss from continuing operations was $26.3 million compared to a loss of $23.4 million in 4Q11. On the same basis, and excluding non-cash items for both periods, pre-tax operating loss was $20.3 million as compared to a loss of $14.3 million in 4Q11.

•

Net loss was $43.1 million, or ($1.54) per share, compared to a net loss of $184.7 million, or ($6.68) per share, in 4Q11, which included a $137.4 million non-cash goodwill impairment charge. Excluding the previously noted write-down and non-recurring expense items from both periods, net loss from operations was $26.4 million, or ($0.94) per share, compared to a net loss of $25.6 million, or ($0.93) per share, in 4Q11.

1Q12 Additional Information (Continuing Operations)

•

Non-interest revenues, excluding the above mentioned RDC write-down, were $30.3 million compared to $32.9 million in 4Q11. This reflects the continued slowdown in trading volumes, which saw average daily volumes for the industry decline approximately 8% in equities compared to 4Q11.

•

Net interest revenues were $7.8 million compared to $9.8 million in 4Q11. The change reflected (i) lower yield on excess cash balances in FDIC insured bank accounts, where virtually all customer segregated balances are held, and (ii) lower volumes in securities lending.

•	Regulatory capital: At March 31, 2012, PFSI’s net capital totaled $119.1 million, approximately four times the minimum regulatory requirement of $30.9 million.

•

Correspondent count: At March 31, 2012, PFSI had 305 revenue-generating correspondents, comprised of 237 in securities clearing and 68 in futures operations. Due principally to its technology conversion, which was completed during the quarter, PFSI refrained from on boarding new correspondents. At March 31, 2012, Penson had a signed “pipeline” of 35 new correspondents.

Non-GAAP Financial Measures

The Company uses certain non-GAAP measures of financial performance to supplement the unaudited financial statements presented in accordance with GAAP. The Company presents non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

EBITDAS (earnings before interest, taxes, depreciation, amortization and stock-based compensation) is considered a non-GAAP financial measure as defined by SEC Regulation G. The Company considers EBITDAS an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDAS eliminates the non-cash effect of tangible asset depreciation and amortization, intangible asset amortization and stock-based compensation.

The Company also considers “Adjusted EBITDA” (another non-GAAP financial measure as defined by SEC Regulation G) an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. “Adjusted EBITDA” eliminates the effect in the first quarter ended March 31, 2012 of certain litigation, severance and restructuring costs; the RDC write-down; and certain bad debt expense. EBITDAS and “Adjusted EBITDA” should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

About Penson Worldwide: www.penson.com

The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., and Nexa Technologies, Inc., among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995.

Penson Financial Services, Inc. is a member of FINRA, New York Stock Exchange, NYSE Arca Exchange, NYSE Amex Equities, NYSE Amex Options, BATS Exchange, Direct Edge Exchanges (EDGA and EDGX), Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange, NASDAQ OMX BX, NASDAQ OMX PHLX, NASDAQ Stock Market, NASDAQ LIFFE, LLC, National Stock Exchange, Options Clearing Corp., Fixed Income Clearing Corp., MSRB, National Securities Clearing Corp., DTC, Euroclear, and SIPC. Penson Financial Services, Inc. is also a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, New York Mercantile Exchange, Comex, Kansas City Board of Trade, Minneapolis Grain Exchange, NYSE Liffe US, NYSE Euronext LIFFE, ONEChicago, ICE CLEAR Europe and ICE Futures USA.

Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNSX Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian Alternative Trading Systems.

Penson Financial Services Ltd. is a member of the London Stock Exchange, Chi-X Europe, BATS Europe, NYSE Arca, NYSE Euronext, and SmartPool, and is authorized and regulated by the Financial Services Authority.

Forward-Looking Statements: Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.

Contacts: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232

PENSON 1Q12 RESULTS

Penson Worldwide, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011
Revenues
Clearing and commission fees	$19,223	$20,492	$30,374
Technology	5,252	5,086	6,020
Interest, gross	12,271	13,268	23,916
Other	(2,985)	7,296	9,193

Total revenues	33,761	46,142	69,503
Interest expense from securities operations	4,481	3,431	6,210

Net revenues	29,280	42,711	63,293

Expenses
Employee compensation and benefits	19,996	17,468	20,260
Floor brokerage, exchange and clearance fees	7,966	7,816	9,183
Communications and data processing	16,893	16,144	14,664
Occupancy and equipment	4,590	6,381	5,792
Bad debt expense	2,692	7,038	194
Goodwill and intangible asset impairment	—	137,421	—
Other expenses	10,595	6,546	6,744
Interest expense on long-term debt	9,538	11,415	9,711

	72,270	210,229	66,548

Loss from continuing operations before income taxes	(42,990)	(167,518)	(3,255)
Income tax expense (benefit)	97	17,173	(1,811)

Loss from continuing operations	(43,087)	(184,691)	(1,444)
Income (loss) from discontinued operations, net of tax	(5,387)	4,345	(1,417)

Net loss	$(48,474)	$(180,346)	$(2,861)

Income (loss) per share — basic and diluted:
Loss per share from continuing operations	$(1.54)	$(6.68)	$(0.05)
Income (loss) per share from discontinued operations	$(0.19)	$0.16	$(0.05)

Loss per share	$(1.73)	$(6.52)	$(0.10)

Weighted average common shares outstanding — basic and diluted	27,975	27,672	28,478

PENSON 1Q12 RESULTS

Penson Worldwide, Inc.

Condensed Consolidated Statements of Financial Condition

(In thousands)

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Cash and cash equivalents	$22,599	$43,509
Cash and securities — segregated under federal and other regulations	2,719,217	2,529,301
Receivable from broker-dealers and clearing organizations	395,381	146,313
Receivable from customers, net	1,012,107	983,420
Receivable from correspondents	82,108	74,521
Securities borrowed	363,104	544,109
Securities owned, at fair value	32,201	34,686
Deposits with clearing organizations	555,629	496,775
Property and equipment, net	20,246	22,452
Other assets	76,318	71,374
Assets held-for-sale	1,683,918	1,250,946

Total assets	$6,962,828	$6,197,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Payable to broker-dealers and clearing organizations	$354,847	$133,110
Payable to customers	3,806,637	3,692,140
Payable to correspondents	129,546	124,863
Short-term bank loans	88,500	80,800
Notes payable	265,454	271,302
Securities loaned	577,353	549,166
Securities sold, not yet purchased, at fair value	571	499
Accounts payable, accrued and other liabilities	74,955	70,579
Liabilities associated with assets held-for-sale	1,636,415	1,199,362

Total liabilities	6,934,278	6,121,821

Stockholders’ Equity
Total stockholders’ equity	28,550	75,585

Total liabilities and stockholders’ equity	$6,962,828	$6,197,406

PENSON 1Q12 RESULTS

Penson Worldwide, Inc.

Supplemental Data

(unaudited)

	Three Months Ended
(in thousands)	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Interest revenue
Interest on asset based balances	$21,144	$21,918	$17,917	$11,375	$9,933
Interest on conduit borrows	1,713	1,887	1,472	1,351	1,515
Money market	1,059	731	432	542	823

	23,916	24,536	19,821	13,268	12,271

Interest expense
Interest expense on liability based balances	5,075	5,308	4,514	2,545	3,454
Interest on conduit loans	1,135	1,177	836	886	1,027

	6,210	6,485	5,350	3,431	4,481
Net interest revenue	$17,706	$18,051	$14,471	$9,837	$7,790

Average daily balance (1)
Interest earning average daily balance	$7,887,490	$8,165,664	$5,841,380	$3,977,480	$4,383,208
Interest paying average daily balance	6,996,801	7,369,544	5,432,994	3,703,470	3,742,194
Conduit borrow	652,845	661,567	451,351	386,653	282,943
Conduit loan	652,402	660,906	450,280	385,878	282,366

Average interest rate on balances (1)
Interest earning average daily balance	1.07%	1.07%	1.23%	1.14%	0.91%
Interest paying average daily balance	0.29%	0.29%	0.33%	0.27%	0.37%

	0.78%	0.78%	0.90%	0.87%	0.54%
Conduit borrow	1.05%	1.14%	1.30%	1.40%	2.14%
Conduit loan	0.70%	0.71%	0.74%	0.92%	1.45%

Spread	0.35%	0.43%	0.56%	0.48%	0.69%

(1) Excludes money market revenues and balances. Money market balances are not recorded on the PWI balance sheet.

Fed rate
Average	0.25%	0.25%	0.25%	0.25%	0.25%
Ending	0.25%	0.25%	0.25%	0.25%	0.25%

PENSON 1Q12 RESULTS

Penson Worldwide, Inc.

Non-GAAP Disclosure

(Unaudited)

(In thousands, except per share data)

Three Months Ended March 31, 2012
Net revenues, GAAP basis	$29,280
Non-GAAP adjustments
Retama write-down to fair value	8,799

Net revenues, as adjusted	$38,079

Loss from continuing operations, GAAP basis	$(43,087)
Non-GAAP adjustments, net of tax:
Litigation costs	927
Severance costs	1,345
Restructuring costs	2,925
Retama write-down (including bad debt)	9,363
Bad debt	2,151

Loss from continuing operations, as adjusted	$(26,376)

Loss per share from continuing operations — basic and diluted, GAAP basis	$(1.54)

Loss per share from continuing operations — basic and diluted, as adjusted	$(0.94)

Weighted average common shares outstanding — basic and diluted	27,975

PENSON 1Q12 RESULTS

Penson Worldwide, Inc.

Reconciliation of loss from continuing operations to EBITDAS

(Unaudited)

(In thousands)

Three Months
Ended
March 31,
2012
Loss from continuing operations	$(43,087)
Income tax expense	97
Depreciation	2,637
Amortization	906
Interest expense on long-term debt :
Cash interest expense	7,986
Noncash interest expense	1,552
Stock-based compensation	905

EBITDAS (1)	$(29,004)

Litigation costs	925
Severance costs	1,342
Restructuring costs	2,919
Retama write-down (including bad debt)	9,344
Bad debt	2,147

Adjusted EBITDA	$(12,327)

(1)	Defined as earnings before interest, income taxes, depreciation, amortization and stock-based compensation.